SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                 _____________________________________

                            FORM 8-K

                         CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934
        Date of Report (Date of earliest event reported): July 19,
 1994

                           CITICORP
          (Exact name of registrant as specified in charter)


Delaware                  1-5738                  13-2614988
(State or other   (Commission File Number)      (IRS Employer
jurisdiction of                                 Identification
incorporation)                                       Number)


            399 Park Avenue, New York, New York       10043
          (Address of principal executive offices)  (Zip Code)

             Registrant's telephone number,
             including area code:  (212)559-1000

                           Not Applicable
  (Former name or former address, if changed since last report)

Item 5.  Other Events


     On July 19, 1994 Citicorp reported net income of $877 million in the 1994 second quarter.

     John S. Reed, Citicorp Chairman, commented: "The quarter was highlighted by strong earnings and significant strengthening of our balance sheet, with total capital and capital ratios improving, loan loss reserves increasing by over $400 million and commercial nonperforming assets dropping by $1.3 billion.

     "The company's core business is solid. Trading was better than in the first quarter but still weak. Revenues from other sources were up from a year ago and approximately even with the first quarter. Costs are under control. And the general credit picture is importantly improved.

     "The solid operating results combined with the refinancing agreement reached with Brazil, some asset gains, and tax benefits flowing from FAS 109 to produce the strong quarter."

     The 1994 second quarter net income of $877 million compared with $446 million in the same 1993 quarter. Fully diluted net income per common share of $1.64 compared with $0.82 in the year-earlier quarter. Net income in the first half of 1994 was $1.4 billion, or $2.66 per share, compared with $1.1 billion, or $2.06 per share, in the same 1993 half-year.

     Mr. Reed noted that the company continued to build capital, with total regulatory capital at June 30, 1994 at $24.5 billion, estimated to be 11.6% of risk-adjusted assets, and the Tier 1 capital ratio increasing to an estimated 7.1% from 6.9% at the 1994 first quarter-end. A year earlier the total capital ratio was 10.3% and the Tier 1 ratio was 5.7%.

     Revenues in the quarter (adjusted for credit-related costs, the effect of credit card securitization and net asset gains) totaled $4.2 billion, up modestly from $4.1 billion in the 1994 first quarter but below the 1993 second quarter's $4.4 billion. Excluding securities and foreign exchange trading, revenues were $4.1 billion in the 1994 second quarter, up 6% from $3.8 billion in the same 1993 quarter.

     Trading in the second quarter amounted to $159 million, up from $71 million in the 1994 first quarter but sharply down from $572 million in the second quarter of last year.

     Operating expenses (excluding OREO costs) were $2.5 billion, slightly higher than the $2.4 billion recorded in both the 1994 first quarter and the 1993 second quarter.

     The second quarter net income included recognition of $150 million of deferred tax benefits and net pretax gains of $117 million ($74 million after tax) from net asset gains. These included recognition as other revenue of $173 million representing the fair value of interest bonds received in connection with the Brazil refinancing agreement concluded in the quarter, and recognition as investment securities gains of $71 million from the sale of Brazilian interest bonds received in a previous restructuring, offset by writedowns of $157 million in the value of Latin American investments. Such items in comparative quarters amounted to a net gain of $23 million
($14 million after tax) in the first quarter of 1994 and a net loss of $25 million ($14 million after tax) in the second quarter of 1993.

     As a result of the Brazil refinancing agreement, Citicorp received approximately $1.4 billion in market value of Brazilian bonds for Brazilian debt that was carried on Citicorp's books at $818 million and a new money investment of $221 million. Upon receipt of the bonds, Citicorp recorded a credit recovery of $318 million to its loan loss reserve in recognition of their market value, in accordance with Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities." (Citicorp's accounting treatment recognized the economic effects of the Brazil refinancing agreement in the loan loss reserve and other revenue.)

     Loan loss reserves increased to a total of $4.9 billion at June 30, 1994, up from $4.5 billion at the end of the first quarter. The increase included the recovery of $318 million arising from receipt of Brazilian bonds noted above. In addition, a $90 million provision in excess of net credit losses was added to the reserves. Citicorp no longer reports a separate portion of the reserves attributed to refinancing countries, which is combined with the commercial reserve.

     Commercial cash-basis loans and Other Real Estate Owned together declined in the quarter by $1.3 billion to $4.7 billion. Of the reduction, $818 million resulted from Brazilian loans having been exchanged for marketable securities. Commercial credit costs were $73 million, up slightly from $60 million in the 1994 first quarter, but sharply below $297 million in the 1993 second quarter. Consumer credit costs decreased in the quarter, totaling $585 million, compared with $614 million in the 1994 first quarter and $708 million in the 1993 second quarter.

CORE BUSINESS RESULTS

                         Global Consumer

     The Global Consumer businesses earned $411 million in the second quarter, a 39% increase over the $296 million earned in the comparable 1993 quarter. The consumer business in North America continued to benefit from an improving credit profile in the U.S. card portfolio, and the emerging economies displayed solid revenue momentum in both the branch and cards businesses. The Global Consumer businesses earned $838 million in the first half of 1994, an increase of $251 million or 43% from the 1993 first half.

     Net income in the North America, Europe and Japan consumer businesses was $250 million in the quarter, compared with $168 million in last year's second quarter. Net income in the emerging economies was $161 million, compared with $128 million in the 1993 second quarter.

     Adjusted revenues in the second quarter of $2.7 billion were up 3% from last year on the strength of an 18% increase in the emerging economies. Revenues in North America, Europe and Japan declined slightly as good results in European branches were overshadowed by the effect of competitive pricing strategies in the U.S. credit card business.

     Operating expenses rose 2% from the second quarter of last year as cost containment efforts, particularly in the United
States and Europe, partially offset continued business expansion in the emerging economies.

     Total consumer credit costs (principally adjusted for the effect of credit card securitization) declined by $123 million from the 1993 second quarter, primarily reflecting continued improvement in the U.S. credit card portfolio. Consumer loans on the balance sheet that are delinquent 90 days or more fell to $3.4 billion from $3.5 billion at the end of the 1994 first quarter and from $3.8 billion at June 30, 1993.



                         Global Finance

     The Global Finance businesses reported net income of $285 million in the second quarter, compared with $440 million in the 1993 second quarter. Year-to-date earnings totaled
$549 million, down from $820 million reported for the first half of 1993.

     Trading-related activities were the principal factor in the revenue decline from 1993. Customer demand continued, reflecting positively on the derivatives business, but securities and foreign exchange trading was hampered by difficult markets.

     Reflecting the lower trading results, the Global Finance businesses in North America, Europe and Japan had net income of $102 million in the second quarter and $194 million year-to-date, compared with $235 million and $464 million in the respective 1993 periods.

     The businesses in emerging economies reported net income of $183 million in the second quarter, compared with $205 million in the same 1993 quarter, reflecting lower trading revenues in Latin America and Asia. Year-to-date earnings from emerging economies were on par with last year's results, totaling $355 million and $356 million in the six-month periods of 1994 and 1993, respectively.

     Global Finance adjusted revenues were $1.3 billion in the second quarter and $2.5 billion in the first half-year, down 20% and 19% from the respective 1993 periods.

     Second quarter operating expenses of $824 million rose 3% from both the 1994 first quarter and the 1993 second quarter, largely related to continued business expansion in the emerging economies.

     Gains from the sale of OREO properties contributed to a positive net credit amount of $8 million in the second quarter, compared with a $46 million charge in the same 1993 period. In the 1994 six-month period, positive net credit amounts totaled $66 million, compared with net charges of $115 million in the first six months of 1993. Cash-basis loans at June 30, 1994 of $581 million compared with $699 million at the end of the 1994 first quarter and with $1.3 billion at the end of the year-ago second quarter.



OTHER AREAS

               North America Commercial Real Estate

     North America Commercial Real Estate reported continued progress in dealing with its portfolio. Cash-basis loans and OREO together declined to $3.4 billion, a decrease of $343 million from the end of the 1994 first quarter and $1.9 billion from the end of the 1993 second quarter. This improvement resulted from multiple initiatives, including restructurings, sales, write-offs, writedowns and paydowns.

     Cash-basis loans of $1.5 billion were down from $1.7 billion at the 1994 first quarter-end and from $2.5 billion at the end of the same 1993 quarter. OREO totaled $1.9 billion at the close of the 1994 second quarter, down from $2.1 billion at the end of the first quarter and $2.8 billion at the end of the 1993 second quarter.

     Total exposure was reduced by approximately $1.0 billion during the quarter, to $11.7 billion, down $3.9 billion from the 1993 second quarter.

     North America Commercial Real Estate reported a second quarter net loss of $72 million, a significant improvement from the $182 million loss reported in the 1993 second quarter, reflecting lower credit costs. Write-offs and writedowns were $75 million, down from $104 million in the 1994 first quarter and from $201 million in the 1993 second quarter.


               Cross-Border Refinancing Portfolio

     The principal effects of the completion of the Brazil financing agreement were noted earlier.

     The cross-border refinancing portfolio reported net income of $53 million in the second quarter, which included $47 million of interest from Brazil and a $10 million release of reserves. Prior-year second quarter net income was $12 million, with $6 million of Brazil interest payments and no release of reserves.

     Cash-basis loans totaled $165 million at the end of the second quarter, compared with $991 million at the 1994 first quarter-end and $1.1 billion at the end of the 1993 second quarter.


TAXES

     Income tax expense of $245 million for the quarter included $395 million related to current operations, less a $150 million reduction of the deferred tax asset valuation allowance because of reassessment of the expected level and mix of future earnings. The taxes related to current operations bring the effective rate for the first six months to 37%, compared with 39% for the first quarter of 1994 and 43% for the first six months of 1993.

     Following are tables of financial highlights, an analysis of operating margin and pretax earnings, business results and credit indicators, along with financial statements. Further details concerning the financial results will be available in Citicorp's Form 10-Q to be published in August.

KEY RATIOS & OTHER CONSOLIDATED FINANCIAL DATA

                               Second Quarter    Year-to-Date
                                1994    1993     1994    1993
                               ------  ------   ------  ------
NET INCOME ($M):
 Before Cumulative Effect
  of Accounting Changes.....  $  877  $  446   $1,486  $  816
 After Cumulative Effect
  of Accounting Changes(A)..  $  877  $  446   $1,430  $1,116

NET INCOME PER COMMON SHARE:

On Common & Common
 Equivalent Shares
 Before Cumulative Effect
  of Accounting Changes.....  $ 1.83  $ 0.88   $ 3.07  $ 1.59
 After Cumulative Effect
  of Accounting Changes(A)..  $ 1.83  $ 0.88   $ 2.94  $ 2.26

Assuming Full Dilution
 Before Cumulative Effect
  of Accounting Changes.....  $ 1.64  $ 0.82   $ 2.77  $ 1.49
 After Cumulative Effect
  of Accounting Changes(A)..  $ 1.64  $ 0.82   $ 2.66  $ 2.06

COMMON STOCKHOLDERS' EQUITY
 PER SHARE(B)...............  $29.54  $23.96

CLOSING STOCK PRICE
 AT QUARTER END.............  $39.88  $30.13

PROFITABILITY RATIOS (Annualized):

Return on Total Assets(C):
 Before Accounting Changes..    1.36%   0.79%    1.17%   0.73%
 After Accounting Changes(A)    1.36%   0.79%    1.15%   0.86%

Return on Common Stockholders'
 Equity(B):
 Before Accounting Changes..    28.7%   16.9%    24.5%   15.7%
 After Accounting Changes(A)    28.7%   16.9%    24.0%   19.2%

Return on Total Stockholders'
 Equity(B):
 Before Accounting Changes..    23.4%   14.8%    20.3%   13.9%
 After Accounting Changes(A)    23.4%   14.8%    19.9%   16.5%

CAPITAL:
 Tier 1 ($B)................  $ 15.0  $ 11.8
 Tier 1 & 2 ($B)(D).........  $ 24.5  $ 21.6

 Tier 1 Ratio(D)............     7.1%    5.7%
 Tier 1 & 2 Ratio(D)........    11.6%   10.3%

 Common Equity as a
   % of Total Assets(B)(C)..     4.5%    4.2%
 Total Equity as a
   % of Total Assets(B)(C)..     6.1%    5.8%

DIVIDENDS DECLARED ($M):
   Common...................  $   58  $    -   $   58  $    -
   Preferred................  $   91  $   75   $  178  $  148

(A) Includes the cumulative effect of adopting SFAS No. 112, "Employers' Accounting for Postemployment Benefits", as of
    January 1, 1994. The 1993 results include the cumulative effect of adopting SFAS No. 109 "Accounting for Income
    Taxes", as of January 1, 1993.
(B) The 1994 periods include the effect of adopting SFAS No. 115, "Accounting for Certain Investments in Debt and Equity
    Securities", as of January 1, 1994.
(C) The 1994 periods include the effect of adopting FASB
    Interpretation No. 39, "Offsetting of Amounts Related to
    Certain Contracts", as of January 1, 1994.
(D) Estimated.

OPERATING MARGIN

($ Millions)

                             Second Quarter       Year-to-Date
                             1994      1993      1994      1993
                            ------    ------    ------    ------

Total Revenue ..........   $4,050    $3,968    $7,911    $7,853

Effect of Credit Card
 Securitization.........      264       328       532       687
Net Cost to Carry(A)....       31        72        60       155
Capital Building
 Transactions...........     (117)       25      (140)      (50)
                            -----     -----     -----     -----
Adjusted Revenue........   $4,228    $4,393    $8,363    $8,645
                            -----     -----     -----     -----

Total Operating
 Expense................   $2,456    $2,494    $4,903    $5,020

Net OREO Costs (B)......       19       (66)       (9)     (181)
                            -----     -----     -----     -----

Adjusted Operating
 Expense................   $2,475    $2,428    $4,894    $4,839
                            -----     -----     -----     -----

Operating Margin........   $1,753    $1,965    $3,469    $3,806

Consumer Credit
 Costs (C)..............      585       708     1,199     1,424
Commercial Credit
 Costs (D)..............       73       297       133       677
                            -----     -----     -----     -----
Operating Margin
 Less Credit Costs......   $1,095    $  960    $2,137    $1,705

Add'l Provision:
- -Consumer(E)............       50        75       100       150
- -Commercial(E)..........       50       101       100       176
- -Refinancing Portfolio..      (10)        -       (44)        -

Capital Building
 Transactions...........      117       (25)      140        50
                            -----     -----     -----     -----
Income Before Taxes and
 Cumulative Effect of
  Accounting Changes....   $1,122    $  759    $2,121    $1,429
                            =====     =====     =====     =====




(A) Principally the net cost to carry commercial cash-basis loans and Other Real Estate Owned (OREO).
(B) Principally net write-downs (recoveries) and direct revenues and expenses related to OREO.
(C) Principally consumer net credit write-offs adjusted for the effect of securitization of credit card receivables.
(D) Includes commercial net credit write-offs, net cost to carry, and net OREO write-downs (recoveries) and direct revenues and expenses related to OREO.
(E) Represents provision for credit losses above net write-offs.

BUSINESS FOCUS

Net Income (Loss)
($ Millions)
                             Second Quarter      Year-to-Date
                              1994   1993(A)     1994   1993(A)
                             ------  ------     ------  ------

Global Consumer:
 North America, Europe
   and Japan.............   $  250  $  168     $  507  $  317
 Emerging Economies......      161     128        331     270
                             -----   -----      -----   -----

Total Global Consumer....   $  411  $  296     $  838  $  587
                             -----   -----      -----   -----

Global Finance:
 North America, Europe
   and Japan.............   $  102  $  235     $  194  $  464
 Emerging Economies......      183     205        355     356
                             -----   -----      -----   -----

Total Global Finance.....   $  285  $  440     $  549  $  820
                             -----   -----      -----   -----

North America Commercial
  Real Estate............   $  (72) $ (182)    $ (148) $ (388)

Cross-Border Refinancing
  Portfolio..............       53      12        101      49

Corporate Items(B).......      200    (120)       146    (252)
                             -----   -----      -----   -----
                            $  877  $  446     $1,486  $  816
Cumulative Effect of
  Accounting Changes(C)..        -       -        (56)    300
                             -----   -----      -----   -----
Citicorp.................   $  877  $  446     $1,430  $1,116
                             =====   =====      =====   =====



(A) Reclassified to conform to current quarter's presentation.
(B) Corporate Items includes the effects of capital building transactions and the offset created by attributing income taxes to business activities on a local tax basis. Second quarter and year-to-date 1994 amounts also reflect a $150 million tax benefit related to a reduction of the deferred tax asset valuation allowance following a reassessment of the expected level and mix of future earnings.
(C) Includes the cumulative effect of adopting SFAS No. 112, "Employers' Accounting for Postemployment Benefits", as of
    January 1, 1994. The 1993 results include the cumulative effect of adopting SFAS No. 109, "Accounting for Income
    Taxes", as of January 1, 1993.



GLOBAL CONSUMER

($ Millions)
                         Second Quarter   %    Year-to-Date   %
                          1994   1993(A) Chg   1994   1993(A)Chg
                         ------  ------  ---  ------  ------ ---

Total Revenue........... $2,484  $2,349    6  $4,974  $4,578   9
                          -----   -----        -----   -----

Total Operating Expense. $1,512  $1,487    2  $3,005  $2,914   3
                          -----   -----        -----   -----
Provision For
 Credit Losses ......... $  361  $  442  (18) $  739  $  853 (13)
                          -----   -----        -----   -----
Income Before Taxes..... $  611  $  420   45  $1,230  $  811  52
Income Taxes............    200     124   61     392     224  75
                          -----   -----        -----   -----
Net Income.............. $  411  $  296   39  $  838  $  587  43
                          =====   =====        =====   =====


OTHER DATA:

Average Assets ($B).....    103      99    4     103      99   4

Return on Assets........   1.60%   1.20%   -    1.64%   1.20%  -




Adjusted for Credit-
 Related Items:

 Total Revenue(B)
   North America,
    Europe and Japan.... $2,137  $2,161   (1) $4,284  $4,239   1
   Emerging Economies...    612     520   18   1,225   1,034  18
                          -----   -----        -----   -----
 Total Global Consumer.. $2,749  $2,681    3  $5,509  $5,273   4
                          -----   -----        -----   -----

 Other Operating
  Expense(C)
   North America,
    Europe and Japan.... $1,159  $1,177   (2) $2,304  $2,307   -
   Emerging Economies...    344     301   14     676     581  16
                          -----   -----        -----   -----
 Total Global Consumer.. $1,503  $1,478    2  $2,980  $2,888   3
                          -----   -----        -----   -----

 Credit Costs (D)
   North America,
    Europe and Japan.... $  545  $  668  (18) $1,121  $1,349 (17)
   Emerging Economies...     40      40    -      78      75   4
                          -----   -----        -----   -----
 Total Global Consumer.. $  585  $  708  (17) $1,199  $1,424 (16)
                          -----   -----        -----   -----



(A) Reclassified to conform to current quarter's presentation.
(B) Adjusted principally for the effect of credit card securitization.
(C) Excludes net write-downs and net direct expense related to OREO for certain real estate lending activities.
(D) Principally net credit write-offs adjusted for the effect of credit card securitization. Includes U.S. credit card net credit losses for both held and securitized receivables of $352 million and $733 million for 1994 second quarter and year-to-date, respectively, and $457 million and $938 million for the comparable periods of 1993.


GLOBAL FINANCE

($ Millions)
                         Second Quarter   %    Year-to-Date   %
                          1994   1993(A) Chg   1994   1993(A)Chg
                         ------  ------  ---  ------  ------ ---

Total Revenue........... $1,240  $1,550  (20) $2,444  $2,996 (18)
                          -----   -----        -----   -----

Total Operating          $  796  $  796    -  $1,581  $1,633  (3)
 Expense...............
                          -----   -----        -----   -----
Provision For
 Credit Losses ......... $   21  $   87  (76) $  (13) $  198  NM
                          -----   -----        -----   -----
Income Before Taxes..... $  423  $  667  (37) $  876  $1,165 (25)
Income Taxes............    138     227  (39)    327     345  (5)
                          -----   -----        -----   -----
Net Income.............. $  285  $  440  (35) $  549  $  820 (33)
                          =====   =====        =====   =====


OTHER DATA:

Average Assets ($B)(B)..    139     108   29     136     106  28

Return on Assets........   0.82%   1.63%   -    0.81%   1.56%  -




Adjusted for Credit-
 Related Items:

 Total Revenue(C)
   North America,
    Europe and Japan.... $  702  $1,012  (31) $1,392  $1,956 (29)
   Emerging Economies...    549     552   (1)  1,064   1,077  (1)
                          -----   -----        -----   -----
 Total Global Finance... $1,251  $1,564  (20) $2,456  $3,033 (19)
                          -----   -----        -----   -----

 Other Operating
  Expense(D)
   North America,
    Europe and Japan.... $  545  $  540    1  $1,082  $1,057   2
   Emerging Economies...    279     260    7     540     570  (5)
                          -----   -----        -----   -----
 Total Global Finance... $  824  $  800    3  $1,622  $1,627   -
                          -----   -----        -----   -----

 Credit Costs (E)
   North America,
    Europe and Japan.... $  (15) $   38   NM  $  (61) $   92  NM
   Emerging Economies...      7       8  (13)     (5)     23  NM
                          -----   -----        -----   -----
 Total Global Finance... $   (8) $   46   NM  $  (66) $  115  NM
                          -----   -----        -----   -----

(A) Reclassified to conform to current quarter's presentation.
(B) The 1994 periods reflect the effect of adopting FASB
    Interpretation No. 39, "Offsetting of Amounts Related to
    Certain Contracts", as of January 1, 1994.
(C) After adding back the net cost to carry cash-basis loans and OREO.
(D) Excludes net write-downs (recoveries) and net direct revenues and expenses related to OREO.
(E) Includes net write-offs (recoveries), the net cost to carry cash-basis loans and OREO, as well as net write-downs
    (recoveries) and direct revenues and expenses related to OREO.
NM  Not meaningful as percentage exceeds 100%.




NORTH AMERICA COMMERCIAL REAL ESTATE

($ Millions)
                         Second Quarter  %    Year-to-Date  %
                          1994  1993(A) Chg   1994  1993(A)Chg
                         ------ ------  ---  -----  ------ ---

Total Revenue..........  $  24  $  (18) NM  $   43  $  (42) NM
                          ----   -----       -----   -----
Total Operating Expense  $  33  $  100 (67) $   93  $  226 (59)
                          ----   -----       -----   -----
Provision For
 Credit Losses.........  $ 101  $  186 (46) $  207  $  354 (42)
                          ----   -----       -----   -----
(Loss) Before Taxes....  $(110) $ (304) 64  $ (257) $ (622) 59
Income Taxes...........    (38)   (122) 69    (109)   (234) 53
                          ----   -----       -----   -----
Net (Loss).............  $ (72) $ (182) 60  $ (148) $ (388) 62
                          ====   =====       =====   =====



OTHER DATA:

Average Assets ($B)....      9      12 (25)      9      13 (31)


Adjusted for Credit-
Related Items:

  Total Revenue (B)....     43      36  19      88      68  29
  Total Operating
   Expense (C).........     33      39 (15)     68      77 (12)
  Credit Costs (D).....     82     251 (67)    201     563 (64)


(A) Reclassified to conform to current quarter's presentation.
(B) After adding back the net cost to carry cash-basis loans and OREO.
(C) Excludes net write-downs and direct revenues and expenses related to OREO.
(D) Includes net write-offs, the net cost to carry cash-basis loans and OREO, as well as net write-downs and direct revenues and expenses related to OREO.
NM  Not meaningful as percentage exceeds 100%.



CROSS-BORDER REFINANCING PORTFOLIO

($ Millions)

                          Second Quarter   %    Year-to-Date  %
                           1994   1993(A) Chg   1994  1993(A)Chg
                          ------  ------  ---  ------ ------ ---
Total Revenue ..........  $   56  $   13  NM  $   84  $   59  42
                           -----   -----       -----   -----
Total Operating Expense.  $    6  $    7 (14) $   12  $   13  (8)
                           -----   -----       -----   -----
Provision For
 Credit Losses..........  $  (11) $    -   -  $  (46) $   (1) NM
                           -----   -----       -----   -----
Income Before Taxes       $   61  $    6  NM  $  118  $   47  NM
Income Taxes............       8      (6) NM      17      (2) NM
                           -----   -----       -----   -----
Net Income..............  $   53  $   12  NM  $  101  $   49  NM
                           =====   =====       =====   =====


OTHER DATA:

Average Assets ($B).....       3       3   -       3       3   -



CORPORATE ITEMS

($ Millions)
                          Second Quarter   %    Year-to-Date  %
                           1994   1993(A) Chg   1994  1993(A)Chg
                          ------  ------  ---  ------ ------ ---
Total Revenue...........  $  246  $   74  NM  $  366  $  262  40
                           -----   -----       -----   -----
Total Operating Expense.  $  109  $  104   5  $  212  $  234  (9)
                           -----   -----       -----   -----
Income (Loss) Before
 Taxes..................  $  137  $  (30) NM  $  154  $   28  NM
Income Taxes............     (63)     90  NM       8     280 (97)
                           -----   -----       -----   -----
Net Income (Loss) (B)...  $  200  $ (120) NM  $  146  $ (252) NM
                           =====   =====       =====   =====

(A) Reclassified to conform to current quarter's presentation.
(B) Corporate Items includes net after-tax gains (losses) from capital building transactions of $74 million and $88 million for the 1994 second quarter and year-to-date, respectively, and $(14) million and $27 million for the comparable periods of 1993. Additionally, Corporate Items includes the offset created by attributing income taxes to business activities on a local tax basis. Second quarter and year-to-date 1994 amounts also reflect a $150 million tax benefit related to a reduction of the deferred tax asset valuation allowance following a reassessment of the expected level and mix of future earnings.
NM  Not meaningful as percentage exceeds 100%.



ASSET QUALITY

COMMERCIAL CASH-BASIS LOANS AND OREO

($ Millions)
                         2Q     1Q     4Q     3Q     2Q     1Q
                        1994   1994   1993   1993   1993   1993
                       -----  -----  -----  -----  -----  -----

North America
 Commercial Real
 Estate..............  $1,495 $1,654 $1,719 $2,138 $2,474 $2,593

Global Finance.......     581    699    755  1,063  1,346  1,267
                        -----  -----  -----  -----  -----  -----
Commercial Cash-
 Basis Loans (excl.
 Refinancing)........  $2,076 $2,353 $2,474 $3,201 $3,820 $3,860

Cross-Border
 Refinancing(A)......     165    991  1,041  1,068  1,082  1,242
                        -----  -----  -----  -----  -----  -----
Total Commercial
 Cash-Basis Loans....  $2,241 $3,344 $3,515 $4,269 $4,902 $5,102

Commercial OREO......   2,415  2,598  2,796  3,122  3,479  3,721
                        -----  -----  -----  -----  -----  -----
Total Commercial
 Cash-Basis Loans &
 OREO................  $4,656 $5,942 $6,311 $7,391 $8,381 $8,823
                        =====  =====  =====  =====  =====  =====

ALLOWANCE FOR CREDIT LOSSES
                         2Q     1Q     4Q     3Q     2Q     1Q
                        1994   1994   1993   1993   1993   1993
                       -----  -----  -----  -----  -----  -----
Global Consumer......  $1,711 $1,639 $1,596 $1,550 $1,491 $1,412
Commercial(B)........   3,201  2,595  2,545  2,482  2,394  2,296
Cross-Border
 Refinancing.........       -    238    238    228    205    325
                        -----  -----  -----  -----  -----  -----
Total................  $4,912 $4,472 $4,379 $4,260 $4,090 $4,033
                        =====  =====  =====  =====  =====  =====
Reserve for
 Global Consumer
  Sold Portfolios....  $  503 $  538 $  527 $  559 $  557 $  557

ALLOWANCE AS A PERCENTAGE
  OF TOTAL LOANS
                         2Q     1Q     4Q     3Q     2Q     1Q
                        1994   1994   1993   1993   1993   1993
                       -----  -----  -----  -----  -----  -----
Global Consumer......    2.00%  1.98%  1.89%  1.89%  1.83%  1.75%
Commercial(B)........    5.76%  4.88%  4.88%  4.49%  4.35%  4.25%

Total................    3.48%  3.26%  3.15%  3.05%  2.94%  2.92%
ADDITIONAL DATA
                         2Q     1Q     4Q     3Q     2Q     1Q
                        1994   1994   1993   1993   1993   1993
                       -----  -----  -----  -----  -----  -----
Commercial Allowance
 as % of Commercial
 Cash-Basis Loans(A)(B) 142.8% 110.3% 102.9%  77.5%  62.7%  59.5%

Commercial Re-
 negotiated Loans(C).  $  417 $  384 $  708 $  377 $  147 $  136

Consumer OREO........  $1,194 $1,247 $1,212 $1,283 $1,312 $1,314
Consumer
 Cash-Basis Loans(D).  $2,813 $2,904 $2,863 $3,004 $3,102 $3,113

(A) Reflects the transfer of $0.8 billion of Brazil outstandings to Available for Sale Securities in the second quarter of 1994, pursuant to the restructuring agreement completed in the quarter.
(B) Effective second quarter 1994, includes amounts related to the Cross-Border Refinancing portfolio.
(C) Not included in these amounts are holdings of Brady Bonds issued by the governments of Nigeria and the Philippines.
(D) Estimated.


DETAILS OF CREDIT LOSS EXPERIENCE

($ Millions)

                         2Q     1Q     4Q     3Q     2Q     1Q
                        1994   1994   1993   1993   1993   1993
                       -----  -----  -----  -----  -----  -----
NET WRITE-OFFS
 (RECOVERIES):

Global Consumer....   $ 311  $ 328  $ 351  $ 356  $ 367  $ 336

North America
 Commercial Real
  Estate...........      63     68     78     49    136    168

Global Finance.....       9    (46)    16     69     36     36
                       ----   ----   ----   ----   ----   ----
Total Commercial
 (excl. Refinancing)  $  72  $  22  $  94  $ 118  $ 172  $ 204
                       ----   ----   ----   ----   ----   ----
Cross-Border
 Refinancing (A)...    (329)   (35)   (10)   (23)   120    (26)
                       ----   ----   ----   ----   ----   ----
Total..............   $  54  $ 315  $ 435  $ 451  $ 659  $ 514
                       ====   ====   ====   ====   ====   ====




                         2Q     1Q     4Q     3Q     2Q     1Q
                        1994   1994   1993   1993   1993   1993
                       -----  -----  -----  -----  -----  -----
PROVISION FOR
 CREDIT LOSSES:

Global Consumer.....  $ 361  $ 378  $ 414  $ 419  $ 442  $ 411

North America
 Commercial Real
  Estate............    101    106    141    115    186    168

Global Finance......     21    (34)    16     91     87    111
                       ----   ----   ----   ----   ----   ----
Total Commercial
 (excl. Refinancing)  $ 122  $  72  $ 157  $ 206  $ 273  $ 279
                       ----   ----   ----   ----   ----   ----
Cross-Border
 Refinancing........    (11)   (35)     -      -      -     (1)
                       ----   ----   ----   ----   ----   ----
Total...............  $ 472  $ 415  $ 571  $ 625  $ 715  $ 689
                       ====   ====   ====   ====   ====   ====

NET OREO WRITE-DOWNS
 (RECOVERIES):

North America
 Commercial Real
  Estate............  $  12  $  36  $  27  $  73  $  65  $  92
Global Finance......    (25)    (6)   (30)    13     (1)     4
                       ----   ----   ----   ----   ----   ----
Total...............  $ (13) $  30  $  (3) $  86  $  64  $  96
                       ====   ====   ====   ====   ====   ====

(A) Includes a credit recovery of $318 million in the second quarter of 1994 as part of the step-up to market value of instruments received pursuant to the Brazil restructuring agreement completed in the quarter.

STATEMENT OF OPERATIONS          CITICORP and Subsidiaries

(In Millions of Dollars,
 Except Per Share Amounts)

                        Second Quarter  %     Year-to-Date    %
                          1994   1993  Chg    1994    1993   Chg
                        ------ ------- ---  ------- -------  ---
Interest Revenue....... $6,896 $5,680   21  $13,354 $11,549   16
Interest Expense.......  4,738  3,827   24    9,111   7,849   16
                         -----  -----        ------  ------
Net Interest Revenue... $2,158 $1,853   16  $ 4,243 $ 3,700   15
                         -----  -----        ------  ------
 Fees & Commissions.... $1,239 $1,253   (1) $ 2,498 $ 2,466    1
 Trading Account.......     19    220  (91)      24     437  (95)
 Foreign Exchange......    140    352  (60)     206     592  (65)
 Securities Trans......    123     32   NM      173      48   NM
 Other Revenue.........    371    258   44      767     610   26
                         -----  -----        ------  ------
Total Fees, Commissions
 and Other Revenue..... $1,892 $2,115  (11) $ 3,668 $ 4,153  (12)
                         -----  -----        ------  ------
TOTAL REVENUE.......... $4,050 $3,968    2  $ 7,911 $ 7,853    1
                         -----  -----        ------  ------
PROVISION FOR
 CREDIT LOSSES......... $  472 $  715  (34) $   887 $ 1,404  (37)
                         -----  -----        ------  ------
 Operating Expense:
  Salaries............. $  974 $  947    3  $ 1,928 $ 1,860    4
  Employee Benefits....    285    238   20      568     503   13
  Net Premises &
  Equipment Expense....    370    391   (5)     760     787   (3)
  Other Expense........    827    918  (10)   1,647   1,870  (12)
                         -----  -----        ------  ------
TOTAL OPERATING EXPENSE $2,456 $2,494   (2) $ 4,903 $ 5,020   (2)
                         -----  -----        ------  ------
INCOME BEFORE TAXES
 AND CUMULATIVE EFFECT
 OF ACCOUNTING CHANGES. $1,122 $  759   48  $ 2,121 $ 1,429   48
 Income Taxes..........    245    313  (22)     635     613    4
                         -----  -----        ------  ------
INCOME BEF. CUMULATIVE
 EFFECT OF ACCTG CHGS.. $  877 $  446   97  $ 1,486 $   816   82

Cumulative Effect of
 Accounting Changes(A).      -      -    -      (56)    300   NM
                         -----  -----        ------  ------
NET INCOME............. $  877 $  446   97  $ 1,430 $ 1,116   28
                         =====  =====        ======  ======
INCOME APPLICABLE
 TO COMMON STOCK....... $  790 $  370   NM  $ 1,256 $   966   30
                         =====  =====        ======  ======

EARNINGS PER SHARE :

On Common & Common Equiv. Shs
 Income Bef. Cumulative
  Effect of Acctg Chgs. $ 1.83 $ 0.88       $  3.07 $  1.59
 Cumulative Effect of
  Accounting Changes(A) $    - $    -       $ (0.13)$  0.67

 Net Income............ $ 1.83 $ 0.88       $  2.94 $  2.26

Assuming Full Dilution
 Income Bef. Cumulative
  Effect of Acctg Chgs. $ 1.64 $ 0.82       $  2.77 $  1.49
 Cumulative Effect of
  Accounting Changes(A) $    - $    -       $ (0.11)$  0.57

 Net Income............ $ 1.64 $ 0.82       $  2.66 $  2.06


(A) Includes the cumulative effect of adopting SFAS No. 112, "Employers' Accounting for Postemployment Benefits", as of
    January 1, 1994. The 1993 results include the cumulative effect of adopting SFAS No. 109, "Accounting for Income
    Taxes", as of January 1, 1993.
NM  Not meaningful as percentage exceeds 100%.



CONSOLIDATED BALANCE SHEET            CITICORP and Subsidiaries

(In Millions of Dollars)

                                      June 30       Dec. 31    %
                                       1994         1993(A)   Chg
                                     --------      --------   ---

ASSETS
Cash and Due from Banks.........     $  5,542      $  4,836   15
Deposits at Interest with Banks.        7,720         6,749   14
Securities(B):
 Held to Maturity...............        5,099         5,637  (10)
 Available for Sale.............       13,018         8,705   50
 Venture Capital................        1,618         1,489    9
Trading Account Assets(C).......       51,959        23,783   NM
Federal Funds Sold &
 Securities Purchased
 Under Resale Agreements........        9,050         7,339   23
Loans, Net
 Consumer.......................     $ 85,531      $ 84,354    1
 Commercial(B)..................       55,561        54,613    2
                                      -------       -------
    Total Loans.................     $141,092      $138,967    2
Allowance for Credit Losses.....       (4,912)       (4,379) (12)
                                      -------       -------
    Total Loans, Net............     $136,180      $134,588    1

Customers' Acceptance Liability      $  1,311      $  1,512  (13)
Premises & Equipment, Net.......        3,945         3,842    3
Interest & Fees Receivable......        2,716         2,552    6
Other Assets....................       16,088        15,542    4
                                      -------       -------
Total...........................     $254,246      $216,574   17
                                      =======       =======

LIABILITIES
Non-Int. Deposits (in the U.S.).     $ 13,322      $ 13,442   (1)
Int. Deposits (in the U.S.).....       36,982        38,347   (4)
Non-Int. Deposits (Outside the
 U.S.)..........................        7,660         6,644   15
Int. Deposits(Outside the U.S.).       94,328        86,656    9
                                      -------       -------
    Total Deposits..............     $152,292      $145,089    5

Trading Account Liabilities(C)..       32,817         5,478   NM
Purchased Funds &
 Other Borrowings...............       20,748        16,777   24
Acceptances Outstanding.........        1,329         1,531  (13)
Accrued Taxes & Other Expenses..        6,262         6,452   (3)
Other Liabilities...............        8,368         9,134   (8)
Long-Term Debt..................       15,058        16,010   (6)
Subordinated Capital Notes......        1,750         2,150  (19)

STOCKHOLDERS' EQUITY
Preferred Stock
 (Without Par Value)............     $  4,062      $  3,887    5
Common Stock (Par value $1.00)..          417           412    1
Surplus.........................        4,030         3,898    3
Retained Earnings ..............        7,922         6,729   18
Net Unrealized Gains-Securities
 Available for Sale(B)..........           90             -   NA
Foreign Currency Translation....         (505)         (580)  13
Common Stock in Treasury,
 at Cost........................         (394)         (393)   -
                                      -------       -------
    Total Stockholders' Equity..     $ 15,622      $ 13,953   12
                                      -------       -------
Total...........................     $254,246      $216,574   17
                                      =======       =======


(A) Reclassified to conform to current quarter's presentation.
(B) Balances at June 30, 1994 include the effect of adopting
    Statement of Financial Accounting Standards No. 115,
    "Accounting for Certain Investments in Debt and Equity
    Securities". Statement No. 115, which requires that securities designated as "available for sale" be carried at fair value with unrealized gains and losses reported in stockholders' equity (net of applicable taxes), was adopted effective January 1, 1994. Pursuant to the adoption of SFAS No. 115, "Brady Bonds" previously included as Commercial
    Loans are classified as Held to Maturity and Available for Sale Securities.
(C) Trading Account Assets and Trading Account Liabilities as of June 30, 1994 include approximately $24.1 billion relating to the adoption of Financial Accounting Standards
    Board Interpretation No. 39, "Offsetting of Amounts
    Related to Certain Contracts". Interpretation No. 39 requires that unrealized trading gains and losses be reported gross on the balance sheet except where there is a qualifying netting agreement in place. On a pro-forma basis, Trading Account Assets and Trading Account Liabilities as of December 31, 1993 would have been $36.8 billion and $18.5 billion, respectively, had the new rule been in effect on that date. Amounts presented for Trading Account Assets and Trading Account Liabilities as of December 31, 1993
    include the reclassification of $5.7 billion and $3.1 billion, respectively, to provide for consistent presentation of amounts previously recorded in Other Assets and Other
    Liabilities representing revaluation gains and losses and other balances related to these contracts.
NM  Not meaningful as percentage exceeds 100%.



ADDITIONAL FINANCIAL DATA

($ Millions)

                    2Q      1Q      4Q      3Q      2Q      1Q
                   1994    1994    1993    1993    1993    1993
                  ------  ------  ------  ------  ------  ------
NET INTEREST
 REVENUE(A)

Net Interest
 Revenue........ $ 2,170 $ 2,087 $ 2,012 $ 1,986 $ 1,856 $ 1,851

Net Interest
 Margin.........    4.15%   4.01%   3.94%   3.97%   3.78%   3.82%


 ADJUSTED TO EXCLUDE
 THE EFFECT OF CREDIT
 CARD SECURITIZATION:

Net Interest
 Revenue........ $ 2,710 $ 2,616 $ 2,553 $ 2,567 $ 2,432 $ 2,472

Net Interest
 Margin.........    4.64%   4.52%   4.48%   4.57%   4.41%   4.52%



CONSOLIDATED AVERAGE
 BALANCES

                    2Q      1Q      4Q      3Q      2Q      1Q
                   1994    1994    1993    1993    1993    1993
                  ------  ------  ------  ------  ------  ------

Loans ($B):
 Consumer....... $    84 $    84 $    82 $    81 $    81 $    82
 Commercial.....      55      54      57      57      58      58
                  ------  ------  ------  ------  ------  ------
Total Average
 Loans.......... $   139 $   138 $   139 $   138 $   139 $   140
                  ======  ======  ======  ======  ======  ======



Total Average
 Assets ($B)(B). $   258 $   253 $   233 $   229 $   227 $   225

Avg Interest
 Earning
 Assets($B)..... $   210 $   211 $   203 $   199 $   197 $   196



Common
 Stockholders'
 Equity ($M)(C). $11,049 $10,562 $ 9,728 $ 9,215 $ 8,775 $ 8,364
Preferred
 Equity ($M)....   3,975   3,887   3,887   3,595   3,266   3,212
                  ------  ------  ------  ------  ------  ------
Total Average
 Stockholders'
 Equity ($M)(C). $15,024 $14,449 $13,615 $12,810 $12,041 $11,576
                  ======  ======  ======  ======  ======  ======



(A) Taxable Equivalent Basis.
(B) The 1994 periods include the effect of adopting FASB
    Interpretation No. 39, "Offsetting of Amounts Related to Certain Contracts", which is reflected in non-interest earning assets.
(C) The 1994 periods include the effect of adopting SFAS
    No. 115, "Accounting for Certain Investments in Debt and Equity Securities", as of January 1, 1994.


EARNINGS PER SHARE DATA(A)

(Before Cumulative Effect
 of Accounting Change)

($ Millions)                Second Quarter        Year-to-Date
                            1994      1993       1994      1993
                          -------   -------    -------   -------
On Common and Common
 Equivalent Shares:

 Earnings..............  $    813  $    393   $  1,359  $    713

 Shares (in thousands).   443,285   447,641    442,272   448,101

 Earnings Per Share....  $   1.83  $   0.88   $   3.07  $   1.59



Assuming Full Dilution:

 Earnings..............  $    847  $    427   $  1,427  $    781

 Shares (in thousands).   516,760   522,291    515,530   523,496

 Earnings Per Share....  $   1.64  $   0.82   $   2.77  $   1.49




COMMON SHARES OUTSTANDING
(In Thousands)

End-Of-Period.........                         391,281   375,780






(A) For earnings per share on common and common equivalent shares, dividends on Conversion Preferred Stock, Series 15
    ($23 million in the second quarter of 1994 and 1993 and $47 million in both year-to-date periods) are added back to income applicable to common stock, and the number of shares issuable on conversion (43 million shares in the second quarter and year-to-date of 1994, 63 million in the second quarter of 1993 and 66 million for the year-to-date 1993) are added back to weighted average shares outstanding.
    Also added to shares outstanding are other common equivalent shares and, as to the undistributed portion of earnings, book value shares issuable under certain benefit plans.
    For earnings per share assuming full dilution, dividends on Convertible Preferred Stock, Series 12 and 13 ($34 million in the second quarter of 1994 and 1993 and $68 million in both year-to-date periods) are also added back to income applicable to common stock, and the shares issuable on conversion (73 million shares) are added to shares out-standing. The number of common equivalent and book value shares are calculated on a fully diluted basis as well.


OTHER REVENUE DATA

                              Second Quarter      Year-to-Date
                               1994    1993(A)   1994     1993(A)
                              ------  ------    ------   ------
OTHER REVENUE
($ Millions)

Affiliate Earnings......     $   52  $   38    $   117  $   79
Securitized Credit
 Card Receivables.......        236     257        444     501
Net (Losses) from
 Mortgage Pass-Through
 Securitization                  (9)    (17)       (47)    (83)
 Activity...............
Venture Capital Gains...         25      21        104      75
Net Asset Gains(Losses).         51     (25)        81      54
Foreign Currency
 Translation Gains/               7      (4)         7     (32)
 (Losses)...............
Other Items.............          9     (12)        61      16
                             ------  ------    -------  ------
  Total.................     $  371  $  258    $   767  $  610
                             ======  ======    =======  ======

(A) Reclassified to conform to current quarter's presentation.

Item 7.    Financial Statements, Pro Forma Financial
           Information and Exhibits

           -  Exhibit No. 12(a) Calculation of Ratio
              of Income to Fixed Charges

           -  Exhibit No. 12(b) Calculation of Ratio
              of Income to Fixed Charges Including
              Preferred Stock Dividends


                SIGNATURES

        Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                    CITICORP
                    (Registrant)



                    By: /s/ Thomas E. Jones
                       -------------------------------
                             Thomas E. Jones
                             Executive Vice President
                             A Principal Financial Officer


Dated:  July 20, 1994